SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2008

GREENMAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13776	71-0724248
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

12498 Wyoming Ave So.
Savage, MN   55378
 (Address of principal executive offices, including zip code)

(781) 224-2411
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01  Completion of Acquisition or Disposition of Assets

On November 17, 2008, GreenMan Technologies, Inc. (“GreenMan”) along with its two wholly owned subsidiaries, GreenMan Technologies of Iowa, Inc. and GreenMan Technologies of Minnesota, Inc. (together, the “Sellers”) completed the sale of substantially all assets of the Sellers related to the businesses of tire collection, disposal, shredding, processing, recycling and sale of used tires located primarily in Iowa and Minnesota (the “Business”) to Liberty Tire Services of Ohio, LLC (“Purchaser”), a wholly-owned subsidiary of Liberty Tire Services, LLC (“LTS”), in exchange for approximately $27.5 million in cash (the “Purchase Price”).  The sale was made pursuant to an Asset Purchase Agreement between GreenMan, the Sellers, Purchaser and LTS. The Asset Purchase Agreement was previously filed as an exhibit to GreenMan’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2008.

The Purchase Price is equal to (i) $5.00 for each dollar of earnings before interest, taxes, depreciation and amortization (EBITDA) for the Business for the 12-month period commencing on October 1, 2007 and ending on September 30, 2008, minus (ii) $492,000, minus (iii) all outstanding indebtedness assumed by the Purchaser and not paid by Sellers at the closing, plus (iv) the assumption of certain liabilities by the Purchaser. The Purchase Price may be subject to adjustment pursuant to the terms of the Asset Purchase Agreement.

Item 7.01.  Regulation FD Disclosure

On November 18, 2008, GreenMan issued a press release announcing the completion of the transaction. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.   Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
GREENMAN TECHNOLOGIES, INC., AND SUBSIDIARIES

General Information

The following unaudited pro forma consolidated financial information sets forth the pro forma consolidated results of operations of GreenMan Technologies, Inc. (the “Company”) for the nine months ended June 30, 2008 and the twelve months ended September 30, 2007, and the pro forma consolidated financial position of the Company as of June 30, 2008.

The unaudited pro forma consolidated results of operations for the nine months ended June 30, 2008and the twelve months ended September 30, 2007 have been derived from the Company’s historical consolidated financial information and give effect to the following transaction as if it had occurred on October 1, 2006 (the earliest period presented). In addition, the unaudited pro forma consolidated balance sheet as of June 30, 2008 has been derived from the Company’s historical consolidated financial information and gives effect to the following transaction as if it had occurred on October 1, 2007:

•
Transaction — The sale of substantially all of the net assets of the Company’s Tire Recycling Business to Liberty Tire Services of Ohio, LLC, a wholly-owned subsidiary of Liberty Tire Services, LLC (collectively, “Liberty”) in exchange for approximately $27.5 million in cash. At closing, we used approximately $12.8 million to pay-off our Laurus credit facility, $3.1 million was used to retire certain transaction related obligations, $1.5 million will be due in federal and state income taxes, $1.375 million (5% of gross proceeds) of the cash proceeds will be placed in a restricted account to cover possible indemnification claims, $.95 million will be used to pay down a portion of other debt including approximately $.85 million of related party debt and other transaction related fees to legal and accounting services.

The unaudited pro forma consolidated financial information has been prepared as of June 30, 2008.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements and unaudited interim consolidated financial statements.

The unaudited pro forma consolidated financial information does not purport to represent what the Company’s consolidated results of operations or consolidated financial position would have been if this transaction had occurred on the date indicated and are not intended to project the Company’s consolidated results of operations or consolidated financial position for any future period or date.

The unaudited pro forma adjustments are based on estimates and certain assumptions that the Company believes are reasonable. The unaudited consolidated pro forma adjustments and primary assumptions are described in the accompanying notes herein.

GREENMAN TECHNOLOGIES, INC.
Pro Forma Consolidated Balance Sheet
As of June 30, 2008
(Unaudited)

	GreenMan Historical Consolidated	Tire Recycling Businesses	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Cash	$543,057	$461,820	$27,500,000	(1)	$7,750,097
			(1,375,000)	(1)
			(18,917,960)	(2)
			461,820	(3)

Restricted cash	--	--	1,375,000	(1)	1,375,000
Accounts receivable, net	3,658,640	2,893,316	--		765,324
Product inventory	1,992,927	927,010	--		1,065,917
Other current assets	1,305,754	856,180	--		449,574
Total current assets	7,500,378	5,138,326	9,043,860		11,405,912
Property, plant and equipment	6,623,658	6,050,985	--		572,673
Other assets	3,799,838	169,088	--		3,630,750
Total assets	$17,923,874	$11,358,399	$9,043,860		$15,609,335

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Notes payable, current	$10,275,467	$381,353	$489,176	(4),(6)	$383,290
			(9,800,000)	(5)
			(200,000)	(7)
Notes payable, line of credit	2,999,662	--	(2,999,662)	(5)	--
Obligations under capital leases, current	337,555	337,555		(6)	--
Accounts payable	2,612,077	1,693,690			918,387
Income taxes payable	--	--	1,500,000	(9)	1,500,000
Accrued expenses and other liabilities	2,598,182	895,720	(112,720)	(7)	1,589,742
Total current liabilities	18,822,943	3,308,318	(11,123,206)		4,391,419
Notes payable, non-current	2,088,087	1,422,559	--	(6)	665,529
Notes payable, related party, non-current	534,320	--	(534,320)	(7)	--
Obligations under capital leases, non-current	1,529,791	1,529,791		(6)	--
Other liabilities, non-current	823,434	242,894	--		580,540
Total liabilities	23,798,575	6,503,562	(11,657,526)		5,637,487

Preferred stock	--	--	--		--
Common stock	308,804	--	--		308,804
Additional paid in capital	38,829,920	--	--		38,829,920
Accumulated deficit	(45,013,425)	4,854,837	(489,176)	(4)	(30,666,876)
			(100,000)	(8)	--
	--	--	(1,500,000)	(9)	--
	--	--	22,790,562	(10)	--
Total stockholders’ equity (deficit)	(5,874,701)	8,926,907	20,701,386		8,471,848
Total liabilities and stockholders’ equity (deficit)	$17,923,874	$15,430,469	$9,043,860		$15,609,335

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.
Pro Forma Consolidated Statement of Operations
Nine Months Ended June 30, 2008
(Unaudited)

	GreenMan Historical Consolidated	Tire Recycling Businesses	Pro Forma Adjustments	Pro Forma Consolidated
Net sales	$17,710,424	$15,616,828	$--	$2,093,596
Cost of sales	12,410,169	10,939,317	--	1,470,852
Gross profit	5,300,255	4,677,511	--	622,744
Operating expenses:
Selling, general and administrative	3,996,505	1,693,993	--	2,302,512
Operating income from continuing operations	1,303,750	2,983,518	--	(1,679,768)
Other income (expense):
Interest and financing costs	(1,489,457)	(406,942)	(1) 984,299	(98,216)
Other, net	7,878	(18,103)	--	25,981
Other expense, net	(1,481,579)	(425,045)	984,299	(72,235)
Income (loss) from continuing operations before income taxes	(177,829)	2,558,473	984,299	(1,752,003)
Provision for income taxes	52,438	52,438	--	--
Income (loss) from continuing operations	(230,267)	2,506,035	984,299	(1,752,003)
Discontinued operations:
Income from discontinued operations	2,360,930	--	--	2,360,930
	2,360,930	--	--	2,360,930
Net income (loss)	$2,130,663	$2,506,035	$984,299	$608,927

Income (loss) from continuing operations per share – basic	$(0.01)	$0.08	$0.03	$(0.06)
Income from discontinued operations per share – basic	0.08	--	--	0.08
Net Income (loss) per share – basic	$0.07	$0.08	$0.03	$0.02
Net Income (loss) per share – diluted	$0.06	$0.07	$0.03	$0.02

Weighted average shares outstanding - basic	30,880,435	30,880,435	30,880,435	30,880,435
Weighted average shares outstanding - diluted	35,558,341	35,558,341	35,558,341	35,558,341

See the accompanying notes to the unaudited pro forma consolidated financial information

GREENMAN TECHNOLOGIES, INC.
Pro Forma Consolidated Statement of Operations
Fiscal Year Ended September 30, 2007
(Unaudited)

	GreenMan Historical Consolidated	Tire Recycling Businesses	Pro Forma Adjustments	Pro Forma Consolidated
Net sales	$20,178,726	$20,178,726	$--	$--
Cost of sales	14,222,158	14,222,158	--	--
Gross profit	5,956,568	5,956,568	--	--
Operating expenses:
Selling, general and administrative	3,841,029	2,262,925	--	1,578,104
Operating income from continuing operations	2,115,539	3,693,643	--	(1,578,104)
Other income (expense):
Interest and financing costs	(2,006,299)	(467,526)	(1) 1,538,773	--
Other, net	3,257	37,284	--	(34,027)
Other expense, net	(2,003,042)	(430,242)	1,538,773	(34,027)
Income (loss) from continuing operations before income taxes	112,497	3,263,401	1,538,773	(1,612,131)
Provision for income taxes	115,799	95,735	--	20,064
Income (loss) from continuing operations	(3,302)	3,167,666	1,538,773	(1,632,195)
Discontinued operations:
Income from discontinued operations	297,196	--	--	297,196
	297,196	--	--	297,196
Net income (loss)	$293,894	$3,167,666	$1,538,773	$(1,334,999)

Income (loss) from continuing operations per share – basic	$--	$0.15	$0.07	$(0.07)
Income from discontinued operations per share – basic	0.01	--	--	0.01
Net Income (loss) per share – basic	$0.01	$0.15	$0.07	$(0.06)
Net Income (loss) per share – diluted	$0.01	$0.12	$0.06	$(0.05)

Weighted average shares outstanding - basic	21,766,013	21,766,013	21,766,013	21,766,013
Weighted average shares outstanding - diluted	26,456,510	26,456,510	26,456,510	26,456,510

See the accompanying notes to the unaudited pro forma consolidated financial information.

GREENMAN TECHNOLOGIES, INC.
Notes to Unaudited Pro Forma Consolidated Financial Information

I.	Adjustments to unaudited pro forma consolidated balance sheet

(a)	GREENMAN TECHNOLOGIES, INC.

Represents the historical unaudited consolidated balance sheet as of June 30, 2008 as reported in the Company’s Form 10-Q for the quarter ended June 30, 2008.

(b)	Tire Recycling Business

Represents the elimination of the Tire Recycling Business’ assets and liabilities, as reflected in the historical consolidated balance sheet of the Company as of June 30, 2008.

The Tire Recycling Business’ historical financial position is included within the Company’s Consolidated Financial statements for financial reporting purposes.  In addition the Laurus credit facility (revolving debt and secured term debt) have been transacted through the corporate accounts of the Company and therefore have not historically been reflected in the Tire Recycling Business

(c)	Pro Forma Adjustments

1) At the close of the transaction, the Company received proceeds of $27.5 million of which $1.375 million will be placed in a separate account to cover possible indemnification claims that may arise from this transaction.
2) Represents the pay down of all amounts due by the Company to Laurus, certain Tire Recycling Business debt other Company indebtedness and  transaction costs, as further described below.
3) The Company will retain the Tire Recycling Business’ cash balances at closing.
4) This amount reflects the write off of $489,176 of deferred financing costs as a result of the repayment of all amounts due Laurus.
5) Approximately $12.8 million of the cash proceeds will be used to pay off all amounts due Laurus by the Company at closing including the portion which was allocated to the Tire Recycling Business based on the percentage of total Tire Recycling Business assets to total assets.
6) Approximately $3.7 million of the cash proceeds will be used to extinguish certain Tire Recycling Business notes payable and capital leases at closing.
7) Approximately $.85 million of the cash proceeds will be used to pay certain notes payable and accrued interest due related parties and others at closing.
8) Approximately $.1 million of the cash proceeds will be used to pay transaction costs associated with legal and accounting services.
    9) Estimated state and federal income tax expense associated with sale of the Tire Recycling Business.
  10) Estimated gain on sale of the Tire Recycling Business before state and federal income taxes.

II.	Adjustments to unaudited pro forma consolidated statements of operations

a)	GREENMAN TECHNOLOGIES, INC.

Represents the historical unaudited consolidated statement of operations for the nine months ended June 30, 2008 and the audited consolidated statement of operations for the fiscal years ended September 30, 2007 as reported in the Company’s Form 10-K for the fiscal years ended September 30, 2007.

b)	Tire Recycling Business

Represents the elimination of Tire Recycling Business’ revenues and expenses as reflected in the historical consolidated statement of operations of the Company for the nine months ended June  30, 2008 and the fiscal year ended September 30, 2007.

c)	Pro forma adjustments

1) Represents adjustment to reflect interest and loan amortization expense after the payment of approximately $12.8 million of the Company’s senior debt due Laurus, approximately $3.7 million of a Tire Recycling Business notes payable and capitalized leases and approximately $.85 million of related party and other notes payable for the periods presented as if the pending transaction had occurred on October 1, 2006.

(d)  Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

99.1	Press release issued by GreenMan Technologies, Inc., dated November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.
(Registrant)

By: /s/Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date:  November 20, 2008